EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-155498 and 333-155645 on Form S-3 and Registration Statement Nos. 333-65406, 333-125259, 333-143404, and 333-159855 on Form S-8 of IDACORP, Inc. and Registration Statement No. 333-66496 on Form S-8 of Idaho Power Company of our reports dated February 23, 2010, relating to the consolidated financial statements and financial statement schedules of IDACORP, Inc. (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of accounting guidance for noncontrolling interests and for uncertainty in income taxes) and Idaho Power Company (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of accounting guidance for uncertainty in income taxes), and the effectiveness of IDACORP, Inc.’s and Idaho Power Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of IDACORP, Inc. and Idaho Power Company for the year ended December 31, 2009.

/s/DELOITTE & TOUCHE LLP

Boise, Idaho

February 23, 2010